POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Andrew J. Donohue or Robert G. Zack, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his capacity as Treasurer of Oppenheimer California Municipal Fund, Oppenheimer Capital Appreciation Fund, Oppeneheimer Core Equity Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Enterprise Fund, Oppenheimer Europe Fund, Oppenheimer Global
Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Growth Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer International Growth Fund, Oppenheimer International Small Company Fund, Oppenheimer Large Cap Growth Fund,
 .Oppenheimer  Large  Cap  Value  Fund,  Oppenheimer  Money  Market  Fund,  Inc.,
Oppenheimer Multiple Strategies Fund, Oppenheimer Multi-Sector Income Trust, Oppenheimer Multi-State Municipal Trust, Oppenheimer Municipal Bond Fund, Oppenheimer New York Municipal Fund, Oppenheimer Series Fund, Inc Oppenheimer U.S. Government Trust, Oppenheimer World Bond Fund (the "Funds"), to sign on his behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.


Dated this 27th day of April, 1999.




/s/ Brian W. Wixted
------------------------
Brian W. Wixted










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